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                                                                Exhibit 2

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            THE GYMBOREE CORPORATION

         The Gymboree Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

         FIRST: That resolutions were duly adopted by the Board of Directors of the Company (in accordance with Section 141 of the General Corporation Law of the State of Delaware) setting forth the proposed amendment of the Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable, and calling for the solicitation of the approval by affirmative vote of the stockholders of the Company. The resolution setting forth the proposed amendment is as follows:

         RESOLVED: That the first paragraph of Article IV of the Restated Certificate of Incorporation of this corporation be amended so that, as amended, said paragraph shall be and read in full as follows:

         "The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock, par value $.001 per share ("Preferred"), and Common Stock, par value $.001 per share ("Common"). The total number of shares of Common that the Corporation shall have authority to issue is 100,000,000. The total number of shares of Preferred that the Corporation shall have authority to issue is 5,000,000."

         SECOND: That thereafter, pursuant to a resolution of its Board of Directors, an annual meeting of stockholders of the Company was duly called and held in accordance with Sections 211,
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212 and 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute and the Restated Certificate of Incorporation of the Company were voted in favor of the adoption of said amendment.


         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the Company shall not be reduced under or by reason of said amendment.

         This Certificate of Amendment of the Restated Certificate of Incorporation may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, The Gymboree Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Nancy J. Pedot, its President and Chief Executive Officer and attested to by Jeffrey D. Saper, its Secretary, this 23rd day of June, 1994.

                                                 THE GYMBOREE CORPORATION
                                                 A Delaware Corporation


                                                 By:  /S/  Nancy J. Pedot
                                                    ------------------------
                                                          Nancy J. Pedot
                                                          President and Chief
                                                          Executive Officer

ATTEST:

By:  /S/ Jeffrey D. Saper
   ------------------------
         Jeffrey D. Saper
         Secretary
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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            THE GYMBOREE CORPORATION


         The following Restated Certificate of Incorporation of The Gymboree Corporation (the "Corporation") (i) amends and restates the provisions of the Certificate of Incorporation of The Gymboree Corporation originally filed with the Secretary of State of the State of Delaware on June 2, 1992, and (ii) supersedes the original Certificate of Incorporation and all prior amendments and restatements thereto in their entirety.


                                    ARTICLE I

         The name of this corporation is The Gymboree Corporation (the "Corporation").


                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock, par value $.001 per share ("Preferred"), and Common Stock, par value $.001 per share ("Common"). The total number of shares of Common that the Corporation shall have authority to issue is 25,000,000. The total number of shares of Preferred that the Corporation shall have authority to issue is 5,000,000.

         The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common if at any time the number of Common shares remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred.

         The Board of Directors is hereby authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred in one or more series, and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.
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         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  A. The number of shares constituting that series and the distinctive designation of that series;

                  B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  C. Whether that series shall have the voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such , including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable on case of redemption, which amount may vary under different conditions and at different redemption rates;

                  F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms in the amount of such sinking funds;

                  G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, of any, of payment of shares of that series; and

                  H. Any other relative rights, preferences and limitations of that series.


                                    ARTICLE V

         The Corporation is to have perpetual existence.


                                   ARTICLE VI

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

                  A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

         The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of
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stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

         Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

                  B. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

                  C. The directors of the Corporation need not be elected by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins, or unless the Bylaws so provide.

                  D. No action shall be taken by the stockholders of the Corporation except (i) at an annual or special meeting of the stockholders called in accordance with the Bylaws, or (ii) by written consent without meeting made in accordance with the Bylaws.

                  E. Advance notice of stockholder nomination for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                  F. Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.


                                   ARTICLE VII

         Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Restated Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal
Article VI or Article VIII.

                                  ARTICLE VIII
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         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Article VII of this Restated Certificate, and all rights conferred upon the stockholders herein are granted subject to this right.


                                   ARTICLE IX

         A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach fiduciary duty as a director.

         B. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the Corporation.

         C. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this
Article IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.


                                    ARTICLE X

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         The Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

         IN WITNESS WHEREOF, the undersigned have executed this certificate on April 2, 1993.

                                         /s/ Donald S. Cohn
                                         _______________________________________
                                         Donald S. Cohn, President


                                         /s/ Jeffrey D. Saper
                                         _______________________________________
                                         Jeffrey D. Saper, Secretary
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         The undersigned certify under penalty of perjury that they have read the foregoing Restated Certificate of Incorporation and know the contents thereof, and that the statements therein are true.

         Executed at Palo Alto, California on April 2, 1993.




                                           /S/  Donald S. Cohn
                                         ---------------------------
                                         Donald S. Cohn, President


                                           /S/  Jeffrey D. Saper
                                         ---------------------------
                                         Jeffrey D. Saper, Secretary